UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 18, 2014

Zafgen, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36510	20-3857670
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Broadway, 8th Floor Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 401-3041

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in Zafgen, Inc.’s (the “Company”) Registration Statement on Form S-1 (File No. 333-195391) (the “Registration Statement”), on June 18, 2014, and in connection with the effectiveness of the Registration Statement, Frank E. Thomas, age 44, was elected to the board of directors of the Company. Mr. Thomas was also designated to serve on the audit committee of the board of directors as chairman. As a non-employee director, Mr. Thomas will receive compensation in the same manner as the Company’s other non-employee directors. The Company previously disclosed the terms of non-employee director compensation in the Registration Statement.

Mr. Thomas has served as Executive Vice President and Chief Operating Officer of AMAG Pharmaceuticals, Inc. since November 2011. He joined AMAG in August 2011 as the Executive Vice President, Chief Financial Officer. From November 2011 to May 2012, Mr. Thomas also served as AMAG’s Interim President and Chief Executive Officer. Prior to joining AMAG, he served as Senior Vice President, Chief Operating Officer and Chief Financial Officer for Molecular Biometrics, Inc., a commercial stage medical diagnostics company, from October 2008 to July 2011. Prior to Molecular Biometrics, Mr. Thomas spent four years at Critical Therapeutics, Inc., a public biopharmaceutical company, from April 2004 to March 2008, where he was promoted to President in June 2006 and Chief Executive Officer in December 2006 from the position of Senior Vice President and Chief Financial Officer. He also served on the Board of Directors of Critical Therapeutics from 2006 to 2008. Prior to 2004, Mr. Thomas served as the Chief Financial Officer and Vice President of Finance and Investor Relations at Esperion Therapeutics, Inc., a biopharmaceutical company. Since 2007, he has been a member of the board of directors of the Massachusetts Biotechnology Council. Mr. Thomas holds a B.B.A. from the University of Michigan, Ann Arbor. The Company believes that Mr. Thomas’ extensive management experience at biopharmaceutical companies qualifies him to serve on the Company’s board of directors.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in the Registration Statement, on June 18, 2014, and in connection with effectiveness of the Registration Statement, the amended and restated by-laws of the Company (the “Amended and Restated By-Laws”), previously approved by the Company’s board of directors and stockholders to become effective immediately upon the effectiveness of the Registration Statement, became effective. The Amended and Restated By-Laws amend and restate the Company’s by-laws, as amended, in their entirety to, among other things: (i) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting and call special meetings of stockholders; (ii) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; and (iii) establish procedures relating to the nomination of directors.

The foregoing description of the Amended and Restated By-Laws is qualified by reference to the Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

As previously disclosed in the Registration Statement, on June 24, 2014, and in connection with the consummation of the initial public offering (the “IPO”) of shares of common stock of the Company, the Company filed a ninth amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware. The Company’s board of directors and stockholders previously approved the Restated Certificate to be filed in connection with, and to be effective upon, the consummation of the IPO. The Restated Certificate amends and restates the Company’s Eighth Amended and Restated Certificate of Incorporation, in its entirety to, among other things: (i) eliminate all references to the previously-existing series of preferred stock; and (ii) authorize 5,000,000 shares of undesignated preferred stock that may be issued from time to time by the Company’s board of directors in one or more series.

The foregoing description of the Restated Certificate is qualified by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Ninth Amended and Restated Certificate of Incorporation

3.2	Amended and Restated By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2014	ZAFGEN, INC.

	By:	/s/ Thomas E. Hughes
Thomas E. Hughes
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Ninth Amended and Restated Certificate of Incorporation

3.2	Amended and Restated By-Laws